Exhibit 10.19

Adam Saravay
Partner
T. 973.639.2023
F. 973.297.3749
asaravay@mccarter.com

McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, NJ  07102-4056
T. 973.622.4444
F. 973.624.7070
www.mccarter.com

BOSTON

HARTFORD

NEW YORK

NEWARK

PHILADELPHIA

STAMFORD
December 18, 2012

VIA E-MAIL

Matthew E. Tashman, Esq.
Reed Smith LLP
2500 One Liberty Place
Philadelphia, PA 19103

Re:   Unigene/Levy

Dear Mr. Tashman:

When effective, this letter agreement (“Letter Agreement”) will modify the Settlement and Release Agreement and Amendments dated as of March 10, 2011 (the “Settlement Agreement”).  Under the Settlement Agreement, payments of $150,000 each were due on October 11, 2012 (the “October Payment”) and November 13, 2012, and a payment of $62,296 was due on December 11, 2012, with all of the October Payment and some of the payment due on November 13, 2012 to be paid to Warren Levy and to Ron Levy for unpaid vacation pay, and the rest of those payments to be paid into rabbi trust accounts previously established for the purpose of funding obligations to pay deferred compensation to Warren Levy and Ron Levy.  Warren Levy and Ron Levy have demanded these payments, and Unigene (“the Company”) is unable or unwilling to make payment in light of its anticipated priorities and cash requirements in Q4 2012 and Q1 2013.  As a compromise and settlement, and in consideration of the mutual covenants contained herein, the Company, Warren Levy, Ron Levy, and the Jaynjean Levy Family Limited Partnership (the “Partnership”) agree as follows:

1. The Company will pay $100,000.00 to Warren Levy and to Ron Levy (allocated $50,000.00 to Warren Levy and $50,000.00 to Ron Levy) as partial payment of the October Payment by wire transfer no later than 48 hours from the date this letter is transmitted to you, as counsel for the Company, with the signatures of Warren Levy and Ron Levy, on behalf of themselves and the Partnership.

2. The payment dates for the balance of the October Payment, and for the payments that were due on November 13, 2012 and December 11, 2012, and for the payments that were originally scheduled in the Settlement Agreement to be paid to the Partnership on July 11, 2012, August 13, 2012, and September 11, 2012 (in the amounts of $150,000 each) will be deferred to June 18, 2013.

Matthew E. Tashman, Esquire
December 18, 2012

3. This Letter Agreement will not be effective until the payment described in paragraph 1 has been made.  You will hold the signatures of Warren Levy, Ron Levy, and the Partnership in escrow until the payment has been made and confirmed and a fully signed copy of this Letter Agreement has been transmitted to me as counsel for the Levy Parties.

4. The Settlement Agreement shall remain in full force and effect, except as modified by this Letter Agreement.  For the avoidance of doubt, this Letter Agreement shall not modify any interest obligations currently in effect.  The parties reserve all rights except as provided in this Letter Agreement.

5. The Company represents that it has the authority and ability and has obtained any necessary approvals to enter into this Letter Agreement and to make the payment described in paragraph 1.

This Letter Agreement shall not be construed more strictly against one party or another based upon the identity of the drafter.  All parties have had an opportunity to review the Letter Agreement and to suggest modifications to it.

Very truly yours,

/s/ Adam Saravay

Adam Saravay

The following hereby agree to this modification of the Settlement Agreement:

UNIGENE LABORATORIES, INC.

By:       /s/ Ashleigh Palmer
Name:  Ashleigh Palmer, Chief Executive Officer

THE JAYNJEAN LEVY FAMILY LIMITED PARTNERSHIP

By:       /s/ Warren P. Levy
Name:  Warren P. Levy, General Partner

Matthew E. Tashman, Esquire December 18, 2012 Page 3 By: /s/ Ronald S. Levy Name: Ronald S. Levy, General Partner /s/ Warren P. Levy Warren P. Levy /s/ Ronald S. Levy Ronald S. Levy